Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Kevin McCarty Senior Director Investor Relations Liberate Technologies (650) 701-5300 kmccarty@liberate.com	Tom Neumayr Senior Manager Public Relations Liberate Technologies (650) 701-4065 tneumayr@liberate.com	Kent Walker Executive Vice President Chief Financial Officer Liberate Technologies (650) 701-4077 kwalker@liberate.com

LIBERATE TECHNOLOGIES RESCHEDULES ANNUAL MEETING

SAN CARLOS, Calif., October 25, 2002 — Liberate Technologies today announced that it is rescheduling its annual meeting, previously set for October 29, 2002, until after the company files its amended Annual Report on Form 10-K/A.  The two items of business on the meeting agenda are the election of the members of Liberate’s board of directors and the ratification of the board's appointment of PricewaterhouseCoopers, Liberate's current auditors.  After Liberate files its Annual Report on Form 10-K/A with the SEC, the company plans to set a new meeting date and distribute supplemental proxy material, including the Annual Report on 10-K/A, to its stockholders.

About Liberate Technologies

Liberate Technologies (Nasdaq: LBRT) is a leading provider of digital infrastructure software and services for cable, satellite, and telecommunications networks. Liberate’s open-platform software for Digital Services Automation (DSA) lets network operators efficiently manage video, voice, and data on high-capacity digital networks. Liberate supports a wide variety of services, including enhanced TV, on-demand video, service management, and voice and high-speed data communications. Liberate can be found on the World Wide Web at http://www.liberate.com. Liberate and the Liberate design are registered trademarks of Liberate Technologies.  Other product names used in association with these registered trademarks are trademarks of Liberate Technologies.